UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 5, 2017 (June 30, 2017)

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2017, the board of directors of Coherent, Inc. (“Coherent”) increased the size of Coherent’s board by one director, from seven to eight directors, and, following the recommendation of its governance and nominating committee, appointed Pamela Fletcher to the board, effective immediately.  In addition, on the same date, the board appointed Ms. Fletcher to the audit committee of the board.

Ms. Fletcher has served as Global Executive Chief Engineer, Autonomous and Electrified Vehicles and New Technology at General Motors Company (“GM”), an automotive company, since July 2016.  Over a fifteen plus year career with GM, Ms. Fletcher has served in various roles, including as Executive Chief Engineer, Electrified Vehicles from August 2012 to July 2016, as Chief Engineer, Chevrolet Volt Propulsion System from 2009 to August 2012, and as Assistant Chief Engineer, Hybrid & Electric Propulsion Systems from 2007 to 2008.  She holds a B.S. Engineering from Kettering University and an M.S. Engineering from Wayne State University.

In connection with her appointment to the board, Ms. Fletcher was granted an award of restricted stock units with a value of approximately $225,000 (the “RSU Award”) pursuant to Coherent’s 2011 Equity Incentive Plan (the “2011 Plan”).  The RSU Award will vest in two equal annual installments on each anniversary of the grant date, in each case subject to Ms. Fletcher continuing to be a service provider through each applicable vesting date.  The RSU Award is subject to the terms and conditions of the 2011 Plan and the related restricted stock unit award agreement, copies of which have been filed, respectively, as Exhibit 10.1 to Coherent’s Registration Statement on Form S-8 (File No. 333-174019) filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2011, and Exhibit 10.1 to Coherent’s Quarterly Report on Form 10-Q (File No. 001-33962) filed with the SEC on August 10, 2011, and incorporated herein in their entirety by reference.  In addition, Ms. Fletcher is eligible to receive cash compensation in the form of annual cash retainers for service on the board and board committees, as applicable, and additional annual equity awards at each annual stockholder meeting upon which she is elected to the board.

Ms. Fletcher also executed Coherent’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.18 to Coherent’s Annual Report on Form 10-K (File No. 001-33962) filed with the SEC on December 15, 2010 and incorporated herein its entirety by reference.

There is no arrangement or understanding between Ms. Fletcher and any other persons pursuant to which Ms. Fletcher was elected as a director.

On July 5, 2017, the Company issued a press release announcing Ms. Fletcher’s appointment as a director. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.                               Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press release dated July 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: July 5, 2017

	By:	/s/ Bret DiMarco
Bret DiMarco
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated July 5, 2017